Exhibit 10.28

                              AMENDMENT NO. 11 TO CREDIT AGREEMENT AND WAIVER


        AMENDMENT and WAIVER dated as of January 21, 2000 among PERINI CORPORATION (the "Borrower"), the banks listed on the signature pages hereof (collectively, the "Banks"), and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Agent (the "Agent").


                              W I T N E S S E T H :

        WHEREAS, the Borrower, the Banks and the Agent are parties to an Amended and Restated Credit Agreement dated as of January 17, 1997 (as heretofore amended, the "Credit Agreement");

        WHEREAS, Section 6.01(p) of the Credit Agreement provides that an Event of Default shall occur if the $3,000,000 Letter of Credit issued in favor of Perini/Suitt (the "Perini/Suitt LC") shall not have expired or been terminated on or before January 21, 2000 or the Capital Restructuring shall not have become effective on or before January 21, 2000;

        WHEREAS, the Borrower has informed the Banks that the Peirni/Suitt LC will not expire or terminate on or before January 21, 2000 and the Capital Restructuring will not become effective on or before January 21, 2000;

        WHEREAS, the Borrower has failed to reimburse Harris Trust and Savings Bank ("Harris Bank") for the amount of a drawing under a letter of credit issued by Harris Bank, as described in the Forbearance Agreement dated as of September 23, 1999 among Harris Bank, the Borrower and Perini Building Corporation (as amended, the "Forbearance Agreement");

        WHEREAS, the Borrower's failure to reimburse Harris Bank when due for the amount of such drawing (the "Harris Default") constitutes an Event of Default under the Credit Agreement, and the Borrower has requested an extension of the previous waiver granted with respect to the Harris Default;

        WHEREAS, the Borrower and the Banks wish to record certain understandings in connection with the letter dated December 8, 1999 among the Banks, the Borrower and Ronald N. Tutor (the "Term Sheet Cover Letter") and the Term Sheet attached thereto (as modified by changed pages distributed subsequent to the initial distribution of execution pages, the "Term Sheet");

        WHEREAS, the parties have agreed to amend the Credit Agreement as provided herein, and at the request of the Borrower the Banks have agreed to grant the waiver provided herein;

         NOW, THEREFORE, the parties hereto agree as follows:


        Section 1. Definitions. Unless otherwise specifically defined herein, each term used herein which is defined in the Credit Agreement shall have the meaning assigned to such term in the Credit Agreement. Each reference to "hereof", "hereunder", "herein" and "hereby" and each other similar reference and each reference to "this Agreement" and each other similar reference contained in the Credit Agreement shall from and after the date hereof refer to the Credit Agreement as amended hereby.

        Section 2. Amendment to Perini/Suitt LC and Capital Restructuring Event of Default. Section 6.01(p) of the Credit Agreement is amended by deleting each of the references to "January 21, 2000" therein and inserting "March 15, 2000" in lieu thereof.

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       Section 3. Waiver  With  Respect to the Harris  Default.  Solely for the
period from January 27, 1999 through and including the "Harris Waiver Termination Date" (as defined below), the Banks hereby waive the Default existing under the Credit Agreement due solely to the Harris Default. As used herein, "Harris Waiver Termination Date" means the earlier of March 15, 2000 and the first date, if any, when any of the following events shall occur:

        (a) A "Standstill Termination" (as defined in the Forbearance Agreement) shall occur; or

        (b) Harris Bank shall exercise any rights or remedies available to it in connection with the Harris Default.

        Section 4. Amendment and Waiver Fee. (a) In consideration for this Amendment and Waiver, the Borrower agrees to pay to the Agent a fee for the account of the Banks in the aggregate amount of $100,000 (to be shared in proportion to their aggregate Commitments).

        (b) In addition, if by February 20, 2000 the Borrower or any Subsidiary have not received at least $14,000,000 of Net Proceeds from the completion of the specified real estate sales and headquarters refinancing referred to in the Term Sheet, the Borrower shall pay to the Agent an additional fee for the account of the Banks in the aggregate amount of $33,333 (to be shared in proportion to their aggregate Commitments).

        Section 5. Certain Understandings in Connection with the Term Sheet. For purposes of recording certain further understandings between the parties concerning, and in certain respects modifying, the Term Sheet, the Banks and the Borrower note (subject to the reservations in the Term Sheet Cover Letter) the following:

        (a) the Banks will credit the fee paid by the Borrower in accordance with Section 4(a) of this Amendment and Waiver against the $200,000 restructuring fee contemplated by the Term Sheet to be paid at the closing of the proposed new credit agreement between the Borrower and the Banks (the "New Credit Agreement"); and

        (b) regardless of the actual  closing date of the New Credit  Agreement,
(i) the maturity date for final repayment of the term loans contemplated by the Term Sheet will be the last business day of December, 2002 (and the schedule of required amortization will be based on this date, beginning with the last business day of March, 2000), (ii) the termination date for the revolving commitments under the New Credit Agreement will be January 21, 2003, (iii) the outside date by which the revolving commitments must be reduced to no more than $21 million will be April 20, 2000 and (iv) the determination of the Borrower's obligation to pay the three installments of supplemental restructuring fees will be measured by a number of days (30, 60 and 90) from January 21, 2000 (but in the case of the first such installment, if the deadline falls before the actual closing date, such installment will not apply, having been paid pursuant to
Section 4(b)).

        Section 6. Representations and Warranties Correct; No Default. The Borrower represents and warrants that on and as of the date hereof, after giving effect to this Amendment and Waiver, (a) the representations and warranties of each Obligor contained in each Financing Document, as amended, to which it is a party are true and (b) no Default under the Credit Agreement exists.

        Section 7. Effect of Amendments and Waiver. Except as expressly set forth herein, this Amendment and Waiver shall not constitute an amendment or waiver of any term or condition of the Credit Agreement or any other Financing Document, and all such terms and conditions shall remain in full force and effect and are hereby ratified and confirmed in all respects.

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        Section 8. Governing Law. This Amendment and Waiver shall be governed by and construed in accordance with the laws of the State of New York.

        Section 9. Counterparts. This Amendment and Waiver may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

        Section 10. Consent by Subsidiary Guarantors. By signing this Amendment and Waiver below, each Subsidiary Guarantor affirms its obligations under the Subsidiary Guarantee Agreement and acknowledges that this Amendment and Waiver shall not alter, release, discharge or otherwise affect any of such obligations, all of which shall remain in full force and effect and are hereby ratified and confirmed in all respects.

        Section 11. Effectiveness. This Amendment and Waiver shall become effective as of the date hereof when the Agent shall have received:

        (a) duly executed counterparts hereof signed by the Borrower, each Bank and each Subsidiary Guarantor (or, in the case of any party as to which an executed counterpart shall not have been received, the Agent shall have received telegraphic, telex or other written confirmation from such party of execution of a counterpart hereof by such party); and

        (b) the fee payable under Section 4 of this Amendment and Waiver.



        IN WITNESS WHEREOF, the parties hereto have caused this Amendment and Waiver to be duly executed by their respective authorized officers as of the date first above written.

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